Exhibit 99.1

Cerus Corporation Announces Preliminary Fourth Quarter and Full-

Year 2023 Product Revenue and Provides Business Update

Preliminary Fourth Quarter and Full-Year 2023 Product Revenues of

$46.8 million and $156.4 million, respectively

2024 Product Revenues expected to be between $172-$175 million,

reflecting 10%-12% growth year over year

January 8, 2024, CONCORD, Calif.—(BUSINESS WIRE)—Cerus Corporation (Nasdaq: CERS) today announced preliminary product revenue for the fourth quarter and full-year 2023 and provided product revenue guidance for full-year 2024.

Cerus’ unaudited preliminary product revenue for the fourth quarter of 2023 totaled $46.8 million, representing an increase of 6% over the $44.0 million recognized during the fourth quarter of 2022 and 18% sequentially. The Company expects its unaudited preliminary full-year 2023 product revenue to be $156.4 million, in line with the Company’s 2023 product revenue guidance range of $155-$158 million. These preliminary product revenue results have not been audited and are subject to change.

“We are pleased with the return to meaningful growth, evidenced by our strong performance in the fourth quarter of 2023. We also anticipate double-digit product revenue growth for full-year 2024, driven by continued growth in the INTERCEPT Platelet franchises in both the U.S. and internationally as well as in the INTERCEPT Fibrinogen Complex business,” stated William “Obi” Greenman, Cerus’ president and chief executive officer.

The Company expects full-year 2024 product revenue will be in the range of $172-$175 million. Percentage growth for the first quarter of 2024 is expected to be in the high teens to low 20’s range, given the seasonality of the business as well as the unusual Q1 2023 results.

“Additionally, we continue to expect to realize adjusted EBITDA breakeven for the fourth quarter 2023 when we report complete fourth quarter 2023 and year-end results,” continued Greenman. “This milestone will be important in the Company’s pursuit to fund its future growth, and we expect its durability for 2024.”

“Beyond our commercial progress, we anticipate that 2024 will be a meaningful year for our INTERCEPT Red Blood Cell (RBC) program. We remain on track to provide the top-line readout from ReCePI, the first of our two U.S. phase 3 trials for INTERCEPT RBCs, in the first quarter of 2024, and we expect an approval decision for CE Mark for INTERCEPT RBCs in the second half of 2024. These will be key catalysts for advancing this program towards commercialization,” added Greenman.

Cerus will provide complete fourth quarter and full-year 2023 financial results and host a call to discuss both 2023 results and 2024 expectations by mid-March.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements and Preliminary Product Revenue Results

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ preliminary fourth quarter and full-year 2023 product revenues; Cerus’ 2024 annual product revenue guidance and related anticipated growth percentage rate; Cerus’ expectations regarding anticipated continued growth in the INTERCEPT Platelet franchise in the U.S. and internationally as well as for IFC; Cerus expecting to post non-GAAP adjusted EBITDA breakeven for the fourth quarter of 2023 and the expected durability thereof for 2024; Cerus’ pursuit to fund its future growth; Cerus’ expectations for its INTERCEPT Red Blood Cell (RBC) program, including with respect to providing the top-line readout from ReCePI in the first quarter of 2024, Cerus’ expectation of an approval decision for CE Mark for INTERCEPT RBCs in the second half of 2024, and the potential commercialization of INTERCEPT RBCs; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2024 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with macroeconomic developments, including ongoing military conflicts in Ukraine and Israel and the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) Cerus may be unable to report data from its ReCePI study in a timely manner or at all, (d) Cerus may be unable to obtain CE Mark approval, or any other regulatory approvals, of the INTERCEPT RBC system in a timely manner or at all, and (e) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflicts in Ukraine and

Israel, rising interest rates, inflation and the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus expecting to post non-GAAP adjusted EBITDA breakeven for the fourth quarter of 2023 and Cerus’ pursuit to fund its future growth, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 2, 2023. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

This press release includes Cerus’ preliminary product revenue results for the quarter and year ended December 31, 2023. Cerus is currently in the process of finalizing its full financial results for the quarter and year ended December 31, 2023, and the preliminary product revenue results presented in this press release are based only upon preliminary information available to Cerus as of January 8, 2024. Cerus’ preliminary product revenue results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on Cerus’ preliminary product revenue results. In addition, Cerus’ independent registered public accounting firm has not audited or reviewed the preliminary product revenue results included in this press release or expressed any opinion or other form of assurance on such preliminary product revenue results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require Cerus to make material adjustments to the preliminary product revenue results included in this press release. Therefore, the preliminary product revenue results included in this press release may differ, perhaps materially, from the product revenue results that will be reflected in Cerus’ audited consolidated financial statements for the year ended December 31, 2023.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net income (loss) attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net income (loss) attributable to noncontrolling interest, (ii) provision for (benefit from) income taxes, (iii) foreign exchange (loss)/gain, (iv) interest expense, (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, (x) revenue and direct costs associated with our government contracts and (xi) restructuring charges. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies. Cerus has not provided a reconciliation of its anticipated non-GAAP adjusted EBITDA breakeven in the fourth quarter of 2023 to estimated fourth quarter 2023 GAAP net loss attributable to Cerus Corporation because many items that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably estimated at this time pending completion of Cerus Corporation’s ongoing year-end financial closing procedures. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Jessica Hanover – Vice President, Corporate Affairs
Cerus Corporation
925-288-6137